Exhibit 99.2

Early 2023 Media Comp Transcript

0:02
Look at this.

0:02
We are here on the tarmac at Scottsdale Airport with this beautiful jet here.

0:06
This is a one of just many that is in the set jet fleet.

0:09
So you come out here, you're greeted.

0:10
Good morning.

0:11
Do I need to take my shoes off?

0:12
I've never been in a plane this fancy.

0:13

No, you are good.

0:14
I'm good to go.

0:16
I like her.

0:17
All right.

0:17
Thank you.

0:17
All right, we're gonna get on board this Set Jet here.

0:20
Oh, my gosh you guys.

0:21
It might very well be cheaper than your monthly cable bill.

0:24
Set Jet cofounder and CEO Tom Smith, who is also a pilot, joins us in a Fox Business exclusive, look at you.

0:30
You're right there on a plane in Arizona.

0:32
You see the private air travel industry actually booming.

0:35
Set Jet is a membership based private jet company, it allows members to fly private for the price of a first class ticket.

0:41
Let's welcome Set Jet CEO, Tom Smith.

0:43
Tom, thanks for joining us.

0:44
Wow, my jaw just dropped when it came to pricing.

0:47
That is, what you're talking about.

0:48
A seat on that plane is essentially could be even less than a coach seat on a commercial plane.

0:53
Only the first thing most people think of when they're going OK, I'm, I can't go from Southwest to a private jet.

0:57
The members are really giving us a positive response.

0:59
Increasing membership to over 5,300 members.

1:04
So we are seeing people want this experience and especially in a large cabin aircraft.